EXHIBIT 99.1

JOINT FILING AGREEMENT

              Orson Oliver, The Estate of Harry Kletter, Kletter Holding LLC, The Harry Kletter Family Limited Partnership and K & R, LLC each hereby agree, in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, that the Schedule 13D filed herewith, and any amendments thereto, relating to the shares of common stock of Industrial Services of America, Inc. is, and will be, jointly filed on behalf of each such person and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings.  In evidence thereof, the undersigned hereby executes this Agreement as of the date set forth below.

Dated: May 23, 2018

/s/ Orson Oliver Signature Orson Oliver
Name

ESTATE OF HARRY KLETTER

By:	/s/ Orson Oliver
Orson Oliver, Personal Representative
KLETTER HOLDING LLC

By:	/s/ Orson Oliver
Orson Oliver, President

K & R, LLC
By: Kletter Holding LLC
Its: Sole Member

By:	/s/ Orson Oliver
Orson Oliver, President

THE HARRY KLETTER FAMILY LIMITED PARTNERSHIP
By: Kletter Holding LLC
Its: General Partner

By:	/s/ Orson Oliver
Orson Oliver, President